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                                                                   EXHIBIT 10.12



                               RESIDENTIAL LEASE


     This Lease is made this 28th day of February, 1998, by and between Warren
R. Zimmerman ("Landlord"), Optical Systems, Inc. ("Tenant"). As used in the Lease, the singular includes the plural and the masculine includes the feminine at all times.

     1. Premises to be Leased. Landlord agrees to lease to Tenant the premises known as and located at the following address:

          471 NW 68th Avenue
          Plantation, Florida 33317

          The premises are rented unfurnished.

     2. Term of Lease. This Lease shall begin at 12:01 a.m. on March 15, 1998 and end at 12:01 a.m. on March 14, 2004. During the term of the Lease, Tenant shall pay six hundred dollars ($600.00) per month as rent to the Landlord. Rent shall be due on the fifteen day of each month through the term of this Lease. Landlord acknowledges receipt of $36,000 in full payment of rent obligation.

     3. Security Deposit. Landlord acknowledges the receipt of a security deposit in the amount of one thousand, five hundred dollars ($1,500.00). The entire security deposit, or any balance of the security deposit remaining after lawful deductions, shall be returned to Tenant upon the termination of this Lease, provided that Tenant has provided Landlord with a proper forwarding address. The provisions for accounting, reporting and application of this security deposit shall be in full accordance with the laws of the State of Florida.
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     4.   Automatic Renewal. This Lease shall be extended for additional consecutive periods of annually, on the same terms as provided for in this Lease, unless either party gives no less than 30 days written notice of the intent to terminate.

     5. Subletting. Tenant promises not to assign or transfer this Lease or any interest in this Lease, or sublet the premises or any part of the premises without the prior written consent of the Landlord.

     6. Liens and Encumbrances. Tenant promises not to allow any liens or encumbrances to attach to the premises.

     7. Occupancy. Tenant shall be entitled to use the premises for residential purposes only. The premises shall be occupied by the following persons and no others: Optical Systems, Inc. Only the following pets shall be kept on the premises: one dog.

     8. Maintenance. Tenant shall maintain the premises in a safe and sanitary condition; dispose of all garbage, rubbish and waste in a clean, safe and legal manner, the storage of garbage on the premises being strictly prohibited; keep all plumbing fixtures in the premises clean, sanitary and in good working order; use and operate all electrical fixtures and plumbing fixtures properly; comply with all obligations imposed upon Tenants by applicable provisions of housing, building and health codes; refrain, and forbid any other person from destroying, defacing, damaging or removing any part of the premises.

     Tenant shall not make any alterations to the premises or change any locks on the premises without the prior written consent of Landlord. Tenant
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shall not do anything on the premises that will increase or make voidable
Landlord's insurance on the premises.

      9. Utilities. Tenant shall be responsible for all deposits and payments for the following utilities; all utilities.

     10. Landlord Duties. Landlord shall comply with the requirements of all building, housing and health codes as they apply to Landlord. Landlord shall pay all real estate taxes and assessments as due, but reserves the right to contest any such tax assessment.

     11. Premises As Is. Tenant acknowledges that he has inspected the premises prior to signing this Lease and accepts the premises in its present condition, except as noted on the attached list incorporated in this Lease by reference.

     12. Liabilities. Tenant agrees to assume all liability and hold Landlord harmless from any and all injuries to persons or damage to property caused by Tenant or any other person on the premises with Tenant's permission. Tenant agrees to pay any costs and attorney fees incurred by Landlord in defending any lawsuit or other action brought in regard to such injuries or damage.

          All personal property in the premises is at Tenant's risk only and Landlord shall not be liable for any damages to it, nor is the Landlord responsible for insuring Tenant's personal property.

     13. Destruction of Premises. In the event more than half of the premises is destroyed by fire or other loss, Landlord and Tenant agree that this Lease shall become void at the option of either Landlord or Tenant.




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     14.  Default. If Tenant makes any default on this Lease, it shall be lawful for Landlord and his representatives and agents to re-enter and repossess the premises, or evict Tenant in the manner prescribed by law. Waiver of any default by the Landlord shall not be construed as a waiver of any subsequent default.

     15. Access. Tenant shall allow Landlord access to the premises for purposes of repair and inspection. Landlord shall exercise this right of access in a reasonable manner. Landlord shall give Tenant reasonable notice before exercising this right of access, except in case of emergency.

     16. Notice. All notices required by this Lease shall be provided in writing, mailed to the parties as follows:

          IF TO LANDLORD:          Fieldcrest Avenue
                                   Edison, New Jersey

          IF TO TENANT:            Fieldcrest Avenue
                                   Edison, New Jersey

     17. Parties Bound. This Lease and the promises and agreements it contains shall be binding on the respective heirs, successors, representatives, agents and assigns of the parties.

     18. Complete Agreement. This Lease is the complete and final agreement of Landlord and Tenant in regard to the premises described in the Lease. This Lease supersedes any oral or written agreements regarding these premises.
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     WARNING:  THIS LEASE IS A BINDING LEGAL AGREEMENT. YOU SHOULD NOT SIGN IT
UNLESS YOU UNDERSTAND IT COMPLETELY. CONSULT WITH AN ATTORNEY FOR ASSISTANCE.

     Dated this 14th day of March, 1998.



LANDLORD:

/s/ WARREN R. ZIMMERMAN
-----------------------------
 Warren R. Zimmerman

      3/14/98
-----------------------------
        Date


TENANTS:


Optical Systems, Inc.
------------------------------------
/s/ Judy Paccione
------------------------------------
Judy Paccione, Administration Mgr.

              3/14/98
------------------------------------
               Date